For period ended 12/31/2008                       Series 40, 41, 42, 43, 44, 45
File Number 811-7852

Sub-Item 77Q1(e):  Exhibits
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The  text  of the  amendments  described  in the  answers  to  sub-item  77Q1(e)
referring to amended investment advisory contracts shall hereby be incorporated by reference. Please refer to the Registration Statement Filing #37 and #38 on Form N-1A dated July 31, 2008 for USAA Mutual Funds Trust.